Michael Dell Joins VMware Board of Directors as Chairman

Egon Durban Joins as Director

PALO ALTO, Calif., Sept. 7, 2016 - VMware, Inc. (NYSE: VMW), a global leader in cloud infrastructure and business mobility, today announced that Michael S. Dell has been elected to the VMware board of directors as Chairman. In addition, Egon Durban was elected to the VMware board of directors. Both of these appointments were triggered by Dell Technologies’ completion of the acquisition of EMC Corporation, announced today, creating a unique family of businesses that provides the essential infrastructure for organizations to build their digital future, transform IT and protect their most important asset, information.

With this change, Joseph M. Tucci, VMware’s Chairman of the Board of Directors since 2007, as well as John R. Egan who served as a director on the VMware Board of Directors since 2007, are resigning from the VMware board.

Dell currently serves as Chairman of the Board and Chief Executive Officer of Dell Technologies. He has held the title of Chairman of the Board of Dell since he founded the company in 1984. Dell also served as Chief Executive Officer of Dell Inc. from 1984 until July 2004 and resumed that role in January 2007. Dell also serves as a director and non-executive Chairman of the Board of SecureWorks Corp., a majority-owned subsidiary of Dell Technologies.

Durban has served as a member of the board of directors of Dell Technologies since the closing of Dell’s going-private transaction in October 2013. He is a Managing Partner and Managing Director of Silver Lake, a global private equity firm. Durban joined Silver Lake in 1999 as a founding principal. He serves on the board of directors of Intelsat S.A., Motorola Solutions, Inc. and SecureWorks Corp., a majority-owned subsidiary of Dell Technologies. Durban is also Chairman of the Board of Directors of WME | IMG and on the board of directors of UFC.

“We are thrilled to welcome Michael Dell and Egon Durban to the VMware board of directors,” said Pat Gelsinger, chief executive officer, VMware. “As we continue to grow as a strategically aligned business within the Dell Technologies family of businesses, their perspective and leadership will prove invaluable.”

“I also want to personally thank Joe Tucci for the commitment, passion and leadership he brought as Chairman of the VMware Board over the past nine years,” commented Gelsinger. “And many thanks to John for his valued contribution as well.”

About VMware
VMware, a global leader in cloud infrastructure and business mobility, helps customers accelerate their digital transformation. VMware enables enterprises to master a software-defined approach to business and IT with its Cross-Cloud Architecture™ and solutions for the data center, mobility, and security. With 2015 revenues of $6.6 billion, VMware is headquartered in Palo Alto, CA and has over 500,000 customers and 75,000 partners worldwide.

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding VMware’s continued growth. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) VMware’s ability to enter into and maintain strategically effective partnerships; (vi) the uncertainty of customer acceptance of emerging technology; (vii) changes in the willingness of customers to enter into longer term licensing and support arrangements; (viii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (ix) changes to product and service development timelines; (x) VMware’s relationship with Dell Technologies and Dell Technologies’ ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell Technologies’ investment in VMware; (xi) VMware’s ability to protect its proprietary technology; (xii) VMware’s ability to attract and retain highly qualified employees; (xiii) disruptions to VMware’s business resulting from the consummation of EMC’s acquisition by Dell and the potential for loss of VMware customers due to uncertainty that the Dell-EMC transaction could have on VMware’s business; (xiv) the ability of VMware to realize synergies following Dell’s acquisition of EMC; and (xv) changes in VMware’s financial condition. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Media Contact:
Michael Thacker
VMware Global PR
mthacker@vmware.com
650-427-4454

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